AMR CORPORATION

AMENDED AND RESTATED BYLAWS

(As amended and restated January 20, 2009)

ARTICLE I

Offices

The registered office of the corporation in the State of Delaware is to be located in the City of Wilmington, County of New Castle.  The corporation may have other offices within and without the State of Delaware.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings.  An annual meeting of stockholders to elect directors and to take action upon such other matters as may properly come before the meeting shall be held on such date and at such time and place, if any, within or without the State of Delaware, as the board of directors or the chairman of the board may from time to time fix.

Section 2. Notice of Business to be Brought Before an Annual Meeting.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (1) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of the board of directors, (2) brought before the meeting by or at the direction of the board of directors, or (3) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2 as to such business.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and including such rules and regulations, the “Exchange Act”) and included in the proxy statement prepared by the corporation to solicit proxies for such meeting (with respect to which the notice requirements of this Section 2 shall be deemed satisfied), the foregoing clause (3) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.  Stockholders seeking to nominate persons for election to the board of directors must comply with Section 4 and this Section 2 shall not be applicable to nominations.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action, and the stockholder must (1) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the corporation, (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 2, and (3) be Present in Person (as defined below) at the meeting.  To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one-hundred twentieth (120th) day prior to such meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

To be “Present in Person” at a meeting, unless otherwise required by law, a stockholder, or a qualified representative of a stockholder, must appear, including by means of remote communication stated in the notice of such meeting pursuant to Section 5, if any, at such annual meeting to present such business, notwithstanding that proxies in respect of such business may have been received by the corporation.  For purposes of the definition of Present in Person, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized in writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at such annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at such annual meeting.

(c) To be in proper form for purposes of this Section 2, a stockholder’s notice to the secretary shall set forth:

(1) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned by such Proposing Person (within the meaning of Rule 13d-3 under the Exchange Act, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(2) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (iii) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (D) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any,  and (E) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and
(3) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, to the extent such business includes a proposal to amend these bylaws, the text of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Proposing Persons or (ii) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the proposal of such business by such stockholder.
For purposes of this Section 2, the term “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (3) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.  The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2, and if he or she should so determine, he or she shall so declare to the meeting and shall not be required to transact or consider any such business not properly brought before the meeting.

(f) This Section 2 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal brought properly under and in compliance with Rule 14a-8 under the Exchange Act or any nomination of any person for election to the board of directors (which such nomination shall be governed by Section 4).  In addition to the requirements of this Section 2 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.  Nothing in this Section 2 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 3. Special Meetings.

(a) Special meetings of stockholders may be called only by the board of directors, the chairman of the board, the president or, in accordance with subsection (b), by the secretary at such place (if any), date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.  At a special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting.

(b) Without qualification, a special meeting of stockholders shall be called by the secretary pursuant to this subsection (b) only upon the written request of the record holders, as of the record date fixed in accordance with subsection (b)(3), of at least 25% of the outstanding common stock of the corporation (the “Requisite Percent”), subject to the following:

(1) No stockholder may request that the secretary call a special meeting of stockholders unless a stockholder of record has first submitted a request in writing that the board of directors fix a record date for the purpose of determining the stockholders entitled to request that the secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation.

(2) To be in proper form for purposes of this subsection (b), a request by a stockholder for the board of directors to fix a record date shall set forth:

(A)           As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2(c)(1), except that for purposes of this subsection (b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(1));

(B)           As to each Requesting Person, any Disclosable Interests (as defined in Section 2(c)(2), except that for purposes of this subsection (b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(2) and the disclosure in clause (E) of Section 2(c)(2) shall be made with respect to the business proposed to be conducted at the special meeting); and
(C)           As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, (B) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Requesting Persons or (ii) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting, and (C) if election of directors is one of the purposes of the special meeting, as to each person whom a Requesting Person proposes to nominate for election as a director at the special meeting, the Nominee Information (as defined in Section 4(c)(3), except that for purposes of this subsection (b) the term “Requesting Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 4(c)(3) and the reference to Section 4 therein shall be deemed to be a reference to this subsection (b)).
For purposes of this subsection (b), the term “Requesting Person” shall mean (1) the stockholder making the request to fix a record date for the purpose of determining the stockholders entitled to demand that the secretary call a special meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (3) any affiliate or associate of such stockholder or beneficial owner.

(3) Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this subsection (b) from any stockholder of record, the board of directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors.  If no resolution fixing a record date has been adopted by the board of directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received.  Notwithstanding anything in this subsection (b) to the contrary, no record date shall be fixed if the board of directors determines that the requests for the secretary to call a special meeting that would otherwise be submitted following such record date could not comply with the requirements set forth in items (A), (C), (D), and (E) in clause (5) of this subsection (b).

(4) In order for a special meeting upon stockholder request (a "Stockholder Requested Special Meeting") to be called, one or more requests for a special meeting (each, a "Special Meeting Request," and collectively, the "Special Meeting Requests") must (A) be signed by the Requisite Percent of record holders (or their duly authorized agents), (B) be delivered to, or mailed and received by, the secretary of the corporation at the principal executive offices of the corporation not later than the sixtieth (60th) day following the record date fixed in accordance with this subsection (b) for the purpose of determining the stockholders entitled to submit a Special Meeting Request, and (C) state the purpose of the meeting, the matters proposed to be acted upon thereat, the text of the proposal or business (including the text of any resolutions proposed for consideration and, to the extent such business includes a proposal to amend these bylaws, the text of the proposed amendment), and with respect to any stockholder or stockholders submitting a Special Meeting Request (except for any stockholder that has provided such Special Meeting Request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”)), the information required to be provided pursuant to this subsection (b) of a Requesting Person.  Only stockholders of record on the record date fixed in accordance with subsection (b)(3) shall be entitled to sign such Special Meeting Request.  Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation.  If any such revocation(s) are received by the secretary after the secretary’s receipt of Special Meeting Requests signed by the Requisite Percent of stockholders, and as a result of such revocation(s), there no longer are unrevoked Special Meeting Requests from the Requisite Percentage of stockholders to call a special meeting, the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

(5) A Special Meeting Request shall not be valid and the secretary shall not be required to call a Stockholder Requested Special Meeting if (A) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (B) the Special Meeting Request includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the fixing of the record date pursuant to subsection (b)(3) (the “Meeting Request Record Date”) to determine the stockholders entitled to submit such Special Meeting Request, (C) the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) the Special Meeting Request relates to an item of business (other than the election or removal of directors) that is identical or substantially similar to an item of business (a "Similar Item") that is included in the corporation's notice as an item of business to be brought before a stockholder meeting that has been called but not yet held, (E) a Similar Item has been presented at the most recent annual meeting or at any special meeting held within ninety (90) days prior to delivery of such Special Meeting Request, or (F) such Special Meeting Request does not comply with this Section 3.

(6) The secretary shall not be required to call a Stockholder Requested Special Meeting if the board of directors presents a Similar Item for stockholder approval at an annual or special meeting of stockholders that is held within one hundred and twenty (120) days after the corporation receives such Special Meeting Request.

(7) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the board of directors in accordance with these bylaws and in compliance with the General Corporation Law of the State of Delaware, as currently in effect or as the same may hereafter be amended or replaced (the “DGCL”).  In the case of a Stockholder Requested Special Meeting, and except as otherwise provided herein, such meeting shall be held at such date and time as may be fixed by the board of directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article X; provided, further, that if the board of directors fails to designate, within ten (10) days after the date on which valid Stockholder Meeting Requests signed by the Requisite Percent of record holders have been delivered to, or mailed and received by, the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Special Meeting, then such meeting shall be held at 9:00 a.m. local time on the sixtieth (60th) day after the Meeting Record Date (or, if that day shall not be a business day, then on the next preceding business day); and provided, further, that in the event that the board of directors fails to designate a place for a Stockholder Requested Special Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the corporation's principal executive offices.  The board of directors shall provide written notice of such special meeting to the stockholders in accordance with Section 5.  In fixing a date and time for any Stockholder Requested Special Meeting the board of directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the board of directors to call an annual meeting or a special meeting.

(8) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request(s) signed by the Requisite Percent of record holders; provided, however, that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting.  If none of the stockholders who submitted the Special Meeting Request is Present in Person (as defined in Section 2(b), except that for purposes of this subsection (b)(8) the term “special meeting” shall be substituted for the term “annual meeting” in all places it appears in such definition) to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the corporation need not present such matters for a vote at such meeting.

(9) In connection with a Stockholder Requested Special Meeting, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the board of directors fix a record date to determine the stockholders entitled to submit a Special Meeting Request in accordance with this subsection (b) or who delivered a Special Meeting Request shall further update and supplement the information previously provided to the corporation in connection with such request or Special Meeting Request, if necessary, so that the information provided or required to be provided in such request or Special Meeting Request shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(10) Notwithstanding anything in these bylaws to the contrary, the secretary shall not be required to call a special meeting pursuant to this subsection (b) except in accordance with this subsection (b).  If the board of directors shall determine that any request to fix a record date to determine the stockholders entitled to submit a Special Meeting Request or any Special Meeting Request was not properly made in accordance with this subsection (b), or shall determine that the stockholder or stockholders requesting that the board of directors fix such record date or submitting a Special Meeting Request have not otherwise complied with this subsection (b), then the board of directors shall not be required to fix a record date to determine the stockholders entitled to submit a Special Meeting Request or to call and hold the special meeting.  In addition to the requirements of this subsection (b), each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date to determine the stockholders entitled to submit a Special Meeting Request or any Special Meeting Request.

Section 4. Nominees for Election as Director.

(a) Nominations of any person for election to the board of directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (1) by or at the direction of the board of directors, including by any committee or persons appointed by the board of directors, or (2) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 as to such nomination.  The foregoing clause (2) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting or special meeting.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the board of directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2) thereof in writing and in proper form to the secretary of the corporation, (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 4, and (3) be Present in Person (as defined in Section 2, except that for purposes of this Section 4 the term “nomination” shall be substituted for the term “business”, and the term “special meeting” shall be substituted for the term “annual meeting” in all places such terms appear in such definition) at the meeting.  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the board of directors at such special meeting, the stockholder must (1) provide timely notice thereof in writing and in proper form to the secretary of the corporation at the principal executive offices of the corporation, and (2) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.  To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2(f)) of the date of such special meeting was first made.  In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 4, a stockholder’s notice to the secretary shall set forth:

(1) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2(c)(1), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(1));
(2) As to each Nominating Person, any Disclosable Interests (as defined in Section 2(c)(2), except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(2), and the disclosure in clause (E) of Section 2(c)(2) shall be made with respect to the election of directors at the meeting);
(3) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 4 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among any Nominating Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”); and
(4) The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Board of Directors Governance Policies, or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
For purposes of this Section 4, the term “Nominating Person” shall mean (1) the stockholder providing the notice of the nomination proposed to be made at the meeting, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (3) any affiliate or associate of such stockholder or beneficial owner.

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding the foregoing, in the event that the number of directors to be elected to the board of directors is increased effective at the annual meeting and there is no public disclosure by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the corporation.

(f) Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 4.  The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 4, and if he or she should so determine, he or she shall so declare such determination to the meeting and he or she shall be entitled to disregard the defective nomination.

(g) In addition to the requirements of this Section 4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.  Notwithstanding the foregoing, any references in this Section 4 to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4, and compliance with this Section 4 shall be the exclusive means for a stockholder to make nominations; provided, however, that nothing in this Section 4 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 5. Notice of Meetings.  Notice of each meeting of stockholders shall be given which shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the certificate of incorporation or these bylaws, such notice shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address appearing on the books of the corporation or given by the stockholder for such purpose.  Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL.  An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.  Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting), thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Chairman and Secretary at Meetings.  At any meeting of stockholders, the chairman of the board, or in his or her absence, the president, or if neither such person is available, then a person designated by the board of directors, shall preside at and act as chairman of the meeting.  The secretary, or in his or her absence a person designated by the chairman of the meeting, shall act as secretary of the meeting and keep a record of the proceedings thereof.  The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman of the meeting, are appropriate for the proper conduct of the meeting.  The chairman of the meeting, in addition to making any other determinations provided for elsewhere in these bylaws or that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that business or a nomination was not properly brought before the meeting, and if such chairman should so determine, such chairman shall so declare to the meeting and shall not be required to transact or consider any such business or nomination.  Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 7. Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Section 8. Quorum, Adjournment.  At all meetings of the stockholders, the holders of one-third of the number of shares of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the transaction of other business, except as otherwise provided by law or by the certificate of incorporation or by any resolution of the board of directors creating any series of Preferred Stock.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including, but not limited to, its own stock held by it in a fiduciary capacity.

If holders of the requisite number of shares to constitute a quorum shall not be present in person or not be represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power, by the affirmative vote of the holders of a majority in voting power thereof, to adjourn the meeting from time to time until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Voting.  At any meeting of stockholders when a quorum is present, except as otherwise provided by law, the certificate of incorporation, the rights of any class or series of Preferred Stock, these bylaws, the rules and regulations of any stock exchange applicable to the corporation or pursuant to any other regulation applicable to the corporation or its stockholders:

(a) Each holder of record of a share or shares of stock on the record date for determining stockholders entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock so held;

(b) Directors shall be elected by a plurality of the votes cast by the holders of stock, present in person or represented by proxy and entitled to vote on the election of directors;

(c) Each other question properly presented at any meeting of stockholders shall be decided by a majority of the votes cast on the question; and

(d) Where a separate vote by class or classes or series is required on any such question, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting and entitled to vote on the question shall be the act of such class or classes or series.

Section 10. Action by Written Consent.

(a) Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, (1) shall be signed by holders of record on the record date (established as provided below) of outstanding shares of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (2) shall be delivered to the corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or certified or registered mail, return receipt requested.  Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 10, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner described in this Section 10.  Only stockholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any stockholder seeking to act by written consent of stockholders shall notify the secretary in writing of such intent and shall request the board of directors to fix a record date for determining the stockholders entitled to vote by consent.  The notice shall comply with the requirements set forth in subsection (c).  Such record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors.

The board of directors shall promptly, but in any event within ten (10) days after the date on which the written request for fixing a record date in proper form was received by the secretary, adopt a resolution fixing the record date.  If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to vote by consent, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or certified or registered mail, return receipt requested.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to vote by consent shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 10, a request by a stockholder for the board of directors to fix a record date shall set forth:

(1) As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 2(c)(1), except that for purposes of this Section 10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(1));
(2) As to each Soliciting Person, any Disclosable Interests (as defined in Section 2(c)(2), except that for purposes of this Section 10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)(2) and the disclosure in clause (E) of Section 2(c)(2) shall be made with respect to the action or actions proposed to be taken by written consent); and
(3) As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, (C) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Soliciting Persons, and (ii) between or among any Soliciting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request or such action or actions, and (D) if election of directors is one of the actions proposed to be taken by written consent, as to each person whom a Soliciting Person proposes to elect as a director, the Nominee Information (as defined in Section 4(c)(3), except that for purposes of this Section 10 the term “Soliciting Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 4(c)(3) and the reference to Section 4 therein shall be deemed to be a reference to this Section 10).
For purposes of this Section 10, the term “Soliciting Person” shall mean (1) the stockholder making a request for the board of directors to fix a record date and proposing the action or actions to be taken by written consent, (2) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (3) any affiliate or associate of such stockholder or beneficial owner.

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 10, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 10 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

(e) Notwithstanding anything in these bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 10.  If the board of directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 10, then the board of directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law.  In addition to the requirements of this Section 10 with respect to stockholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 11. List of Stockholders.  At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.

Section 12. Inspector of Election.  Prior to any meeting of stockholders, the board of directors, the chairman of the board, the president or the secretary shall appoint an inspector of election.  Such inspectors for election shall have the powers and duties set forth in Section 231 of the DGCL and may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at such meeting and make a written report thereof.  Each inspector of election, before discharging his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors of election shall have the duties prescribed by law.

ARTICLE III

Directors: Number, Election, Etc.

Section 1. Number.  The board of directors shall consist of such number of members, not less than three (3), as the board of directors may from time to time determine by resolution, plus such additional persons as the holders of the Preferred Stock may be entitled to elect from time to time pursuant to the certificate of incorporation.

Section 2. Election, Term, Vacancies.  Except as provided in the certificate of incorporation or these bylaws, directors shall be elected each year at the annual meeting of stockholders, and shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier death, resignation or removal.  Except as provided by the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, although less than a quorum.

Section 3. Resignation.  Any director may resign at any time by giving written notice (or notice by electronic transmission ) of such resignation to the board of directors, the chairman of the board, the president or the secretary.  Any such resignation shall take effect at the time specified therein or, if no time is specified, upon the receipt thereof by the board of directors or one of the above-named officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal.  Except as otherwise provided by law or the certificate of incorporation, any director may be removed from office at any time, with or without cause, by a vote of a majority in voting power of the stockholders entitled to vote in an election of directors.

Section 5. Fees and Expenses.  Directors shall receive such fees and expenses as the board of directors shall from time to time prescribe.

ARTICLE IV

Meetings of Directors

Section 1. Regular Meetings.  Regular meetings of the board of directors shall be held at the principal office of the corporation, or at such other place (within or without the State of Delaware), and at such time, as may from time to time be prescribed by the board of directors.  A regular annual meeting of the board of directors for the election of officers and the transaction of other business shall be held on the same day as the annual meeting of stockholders or on such other day and at such time and place as the board of directors shall determine.  No notice need be given of any regular meeting.

Section 2. Special Meetings.  Special meetings of the board of directors may be held at such place (within or without the State of Delaware) and at such time as may from time to time be determined by resolution of the board of directors or as may be specified in the call and notice of any meeting.  Any such meeting shall be called by, or at the request of, the chairman of the board, the president, a vice president, the secretary, or two or more directors.  Notice of a special meeting of directors shall be mailed to each director at least three (3) days prior to the meeting date, provided that in lieu thereof, notice may be given to each director personally or by telephone, or by other means of electronic transmission at least twenty-four (24) hours prior to the meeting date.

Section 3. Waiver of Notice.  In lieu of notice of meeting, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.  Any director present in person at a meeting of the board of directors shall be deemed to have waived notice of the meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. Action Without Meeting.  Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of the proceedings of the board of directors or of such committee, as applicable.

Section 5. Quorum.  At all meetings of the board, one-third of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law.

If at any meeting there is less than a quorum present, a majority of those present (or if only one is present, then that one), may adjourn the meeting from time to time without further notice other than announced at the meeting until a quorum is present.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 6. Business Transacted.  Unless otherwise indicated in the notice of meeting or required by law, the certificate of incorporation or bylaws of the corporation, any and all business may be transacted at any meeting of the board of directors.

Section 7. Telephonic Meeting Permitted.  Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V

Powers of the Board of Directors

The business and affairs of the corporation shall be managed by or under the direction of the board of directors.  In addition to the powers and authorities by these bylaws and the certificate of incorporation expressly conferred on them, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

ARTICLE VI

Committees

Section 1. Section 141 Election.  The corporation has elected to be governed by Section 141(c)(2) of the DGCL.

Section 2. Establishment of Committees.

(a) The board of directors may designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, except as expressly limited by Section 141(c)(2) of the DGCL.

(b) Without limiting the foregoing, the board of directors shall designate the following committees, the composition and duties of which shall be set forth in a separate charter for each such committee: (1) an audit committee, (2) a compensation committee, and (3) a nominating/corporate governance committee.

Section 3. Committee Procedure.  Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to these bylaws.   Each committee shall keep regular minutes of its meetings and report such minutes to the board of directors when required.

ARTICLE VII

Indemnification

Section 1. Nature of Indemnity.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify and hold harmless any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or, while serving as an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.  Notwithstanding the preceding sentence, except as otherwise provided in Section 5, the corporation shall be required to indemnify a covered person in connection with any action, suit or proceeding (or part thereof) commenced by such covered person only if the commencement of such action, suit or proceeding (or part thereof) by the covered person was authorized in the specific case by the board of directors of the corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.  To the extent that a present or former employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 3. Determination that Indemnification Is Proper.

(a) Any indemnification of a present or former director or officer of the corporation under Section 1 of this Article VII (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1.  Such determination may be made, with respect to a present or former director or officer, at the election of such present or former director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(b) Any indemnification of an employee or agent of the corporation (who is not also a present or former director or officer of the corporation) under Section 1 (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1.  Such determination, in the case of an employee or agent, may be made in accordance with the procedures outlined in the second sentence of Section 3(a) or in such other manner as may be determined by the board of directors.

Section 4. Advance Payment of Expenses.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, expenses (including attorneys' fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is or may be available pursuant to this Article VII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII.  Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.  The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

Section 5. Procedure for Indemnification of Directors or Officers.  Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer.  If the corporation fails to respond within sixty (60) days then, to the fullest extent permitted by law, the request for indemnification shall be deemed to be approved.  The right to indemnification or advances as granted by this Article VII shall be enforceable, to the fullest extent permitted by law, by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part.  Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation, to the fullest extent permitted by law.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. Survival, Preservation of Other Rights.

(a) The provisions of this Article VII shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation, in consideration of such person’s past or current and any future performance of services for the corporation, and pursuant to this Article VII the corporation intends to be legally bound to each such current or former director or officer of the corporation.  With respect to each individual who serves or has served as a director or officer of the corporation, the rights conferred under this Article VII are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation.  Neither amendment nor repeal nor modification of any provision of this Article VII nor the adoption of any provision of the corporation’s certificate of incorporation, as amended or restated from time to time, inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time).  The rights provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) The provisions of this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 7. Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII; provided, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Section 8. Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VIII

Officers

Section 1. General.  The officers of the corporation shall include, if and when designated by the board of directors, a chairman of the board, a vice chairman, a chief executive officer, a president, a chief operating officer, a chief financial officer, one or more vice presidents (including executive vice presidents and senior vice presidents), a secretary, and such other subordinate officers as may from time to time be designated and elected by the board of directors.  Any one person may hold any number of offices of the corporation at any one time.   The office of chairman may, at the discretion of the board, have the title of "Executive Chairman", "Non-Executive Chairman" or other similar title.

Section 2. Other Offices.  The chairman of the board shall be chosen by the board of directors from among their own number.  The other officers of the corporation may or may not be directors.

Section 3. Term.  Officers of the corporation shall be elected by the board of directors and shall hold their respective offices during the pleasure of the board and any officer may be removed at any time, with or without cause, by a vote of the majority of the directors.  Each officer shall hold office from the time of his or her appointment and qualification until the next annual election of officers and until a successor is duly elected and qualified or until his or her earlier resignation or removal except that upon election thereof a shorter term may be designated by the board of directors.  Any officer may resign at any time upon written notice to the corporation.

Section 4. Compensation.  The compensation of officers of the corporation shall be fixed, from time to time, by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.

Section 5. Vacancy.  In case any office becomes vacant by death, resignation, retirement, disqualification, removal from office, or any other cause, only the board of directors may abolish the office, elect an officer to fill such vacancy for the remaining portion of the term, or allow the office to remain vacant for such time as the board of directors deems appropriate.

ARTICLE IX

Duties of Officers

Section 1. Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer.  The chairman of the board shall preside at and act as chairman of all meetings of the board of directors and of the annual meeting.  The chairman, in conjunction with the chief executive officer, shall also ensure that the other members of the board of directors are periodically advised as to the operations of the corporation.  The chief executive officer of the corporation shall have general supervisory powers over all other officers, employees and agents of the corporation for the proper performance of their duties and shall otherwise have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation and such other duties as may be prescribed by the board of directors from time to time.  The vice chairman, chief operating officer and the chief financial officer shall perform such duties as shall be assigned to each by the board of directors or the chief executive officer.  The president shall have the general powers and duties of supervision and management of the corporation as the chief executive officer or the board of directors shall assign.  The chief executive officer shall preside at any meeting of the board of directors in the event of the absence of the chairman of the board.

Section 2. Vice Presidents.  Each vice president (including executive vice presidents and senior vice presidents) shall perform such duties as shall be assigned to him or her by the board of directors, the chairman of the board or the president.

Section 3. Secretary.  The secretary shall record all proceedings of the meetings of the corporation, its stockholders and the board of directors and shall perform such other duties as shall be assigned to him or her by the board of directors, the chairman of the board, or the president.  Any part or all of the duties of the secretary may be delegated to one or more assistant secretaries.

Section 4. Other Officers' Duties.  Each other officer shall perform such duties and have such responsibilities as may be delegated to him or her by the board of directors, the chairman of the board, the superior officer to whom he or she is made responsible by designation of the chairman of the board, or the president.

Section 5. Absence or Disability.  The board of directors or the chairman of the board may delegate the powers and duties of any absent or disabled officer to any other officer or to any director for the time being.  In the event of the absence or temporary disability of the chairman of the board, the president shall assume his or her powers and duties while he or she is absent or so disabled.

ARTICLE X

Stock

Section 1. Certificates; Uncertificated Shares.  Shares of stock of the corporation shall be represented by certificates; provided, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Shares of stock of the corporation represented by a certificate shall be signed by, or in the name of the corporation by, the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.  If such share represented by a certificate is countersigned, (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, then any other signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfers.  Shares of stock shall be transferable on the books of the corporation by the holder of record thereof in person or by his or her attorney upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by law) and with such proof of authenticity of signatures as the corporation may reasonably require.  The board of directors may from time to time appoint such transfer agents or registrars as it may deem advisable and may define their powers and duties.  Any such transfer agent or registrar need not be an employee of the corporation.

Section 3. Record Holder.  The corporation may treat the holder of record of any shares of stock as the complete owner thereof entitled to receive dividends and vote such shares, and accordingly shall not be bound to recognize any interest in such shares on the part of any other person, whether or not it shall have notice thereof.

Section 4. Lost and Damaged Certificates.  The corporation may issue a new certificate of stock to replace a certificate alleged to have been lost, stolen, destroyed or mutilated upon such terms and conditions as the board of directors may from time to time prescribe.

Section 5. Fixing Record Date.

(a) Except for record dates to be fixed in accordance with the provisions of Article II, Section 3(b) or Article II, Section 10, in order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  Except in circumstances where Article II, Section 3(b) or Article II, Section 10 provide otherwise, if no such record date is fixed (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE XI

Miscellaneous

Section 1. Fiscal Year.  The fiscal year of the corporation shall begin upon the first day of January and terminate upon the thirty-first (31st) day of December in each year.

Section 2. Seal.  The corporate seal shall be circular in form and have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Internal References.  Section or subsection references refer to sections or subsections in the article or section, as applicable, in which such references appear unless express reference to another article or section, as applicable, is made.

ARTICLE XII

Amendments to Bylaws

The board of directors shall have power from time to time to make, alter or repeal bylaws, but any bylaws made by the board of directors may be altered, amended or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting; provided, that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting and such proposal otherwise complies with the requirements of Article II, Section 3.